                                                                   EXHIBIT 10.18

                               CHANGE IN CONTROL
                       SEVERANCE BENEFITS PLAN AGREEMENT


     Effective as of the 5th day of February, 1997 ("Effective Date") FIRST REPUBLIC SAVINGS BANK, a Nevada corporation (the "COMPANY"), and its parent, FIRST REPUBLIC BANCORP INC., a Delaware corporation (the "HOLDING COMPANY"), hereby create this CHANGE IN CONTROL SEVERANCE BENEFITS PLAN AGREEMENT (the "Plan Agreement"). This Plan Agreement is intended to provide Company and Holding Company employees (each, an "Employee") with the compensation and benefits described herein upon the occurrence of specific events.

     Certain capitalized terms used in this Plan Agreement are defined in
Article 6.

     Reference herein to the rights and obligations of the Company with respect to its Employees shall also be deemed to be the rights and obligations of the Holding Company with respect to its Employees.

     The Company hereby agrees for the benefit of each Employee as follows:

                                   ARTICLE 1

                           EMPLOYMENT BY THE COMPANY

     1.1 Each Employee shall be eligible for the benefits herein set forth on the Effective Date (if such Employee is employed by the Company on that date), or on the date upon which a person subsequently is employed by the Company during the term of this Plan Agreement.

     1.2 This Plan Agreement shall remain in full force and effect for the two year period specified in Article 7; provided, however, that the rights and obligations contained in Articles 2 through 7 shall survive any termination for the longer of (i) two (2) years from the Effective Date of the Plan Agreement or
(ii) twenty-four (24) months following a Change in Control (as hereinafter defined) or such later period as may be required so that all benefits to which Employee is entitled under this Plan Agreement are paid or otherwise provided to Employee.

     1.3 The Company wishes to set forth the compensation and benefits which Employee shall be entitled to receive in the event that there is a Change in Control or Employee's employment with the Company terminates following a Change in Control under the circumstances described in Article 2 of this Plan Agreement.

     1.4 The duties and obligations of the Company to Employee under this Plan Agreement shall be in consideration for Employee's services to the Company, Employee's continued employment with the Company, and Employee's execution of the general waiver and release described in Section 3.2

                                   ARTICLE 2

                              SEVERANCE BENEFITS

     2.1 ENTITLEMENT TO SEVERANCE BENEFITS. Upon the occurrence of the events herein described, or if Employee's employment terminates due to a Covered Termination, the Company shall pay Employee the compensation and benefits described in this Article 2.

     Payment of any benefits described in this Article 2 shall be subject to the restrictions and limitations set forth in Article 3.

     2.2 LUMP SUM SEVERANCE PAYMENT. Within forty-five (45) days following a Covered Termination, Employee shall receive a lump sum payment determined by the Employee's Total Compensation multiplied by the appropriate factor or formula applied from the table attached as Exhibit A (which factor or formula
                                           ---------
shall be based upon the Employee's title or grade within the Company), as well as any additional payment (if applicable) pursuant to Section 4.2 hereof. This lump sum payment shall be called the Employee's "Severance Benefit."

     If the Employee's Covered Termination occurs on or before the expiration of twelve (12) months from the occurrence of a Change in Control, the Employee shall be entitled to receive 100% of his or her Severance Benefit. If the Employee's Covered Termination occurs after the expiration of twelve (12) months from the occurrence of a Change in Control, the Employee shall not be entitled to receive a Severance Benefit hereunder.

     2.3 DEATH OF AN EMPLOYEE. If an Employee dies after becoming eligible to receive the payment of the severance benefit described herein, but before such severance benefit is paid to the Employee, such severance benefit shall be paid to the Employee's surviving spouse or, if there is no surviving spouse, to the Employee's estate.

     2.4 STOCK OPTIONS AND STOCK. All stock options held by the Employee with respect to Holding Company stock that are unvested at the time of a Change in Control shall become fully vested and exercisable upon a Change in Control (regardless of whether a Covered Termination occurs) and all Holding Company stock held by the Employee that is subject to vesting restrictions at the time of a Change in Control shall become fully vested upon a Change in Control (regardless of whether a Covered Termination occurs).

     2.5 SPLIT DOLLAR INSURANCE. For Employees who receive from the Company the Equitable split dollar life insurance plan benefit ("Split Dollar Plan"), automatically upon the occurrence of a Change in Control (and regardless of whether a Covered Termination occurs), all then existing loans from the Company to the Employee pursuant to the Split Dollar Plan will be deemed to be paid in full and the promissory note(s) executed by the Employee in connection with such Split Dollar Plan will be deemed satisfied and said promissory note(s), together with any collateral assignment(s) pledged by the Employee in connection therewith, will be of no further force and effect. Upon a Change in Control, the Company will promptly take such action as is necessary to extinguish the promissory note(s) and collateral assignment(s).

     2.6 TAX-QUALIFIED RETIREMENT PLANS. Upon the occurrence of a Change in Control (and regardless of whether a Covered Termination occurs), the Employee's benefits under the First Republic 401(k) and Employee Stock Ownership Plans shall become fully vested (to the extent not already fully vested).

     2.7 WELFARE BENEFITS. Following a Covered Termination, Employee and his or her covered dependents will be eligible to continue their Welfare Benefit coverage under any Welfare Benefit plan or program maintained by the Company only to the extent provided under the terms and conditions of such Welfare Benefit plan or program. Except for the foregoing, no continuation of Welfare Benefits shall be provided under this Plan Agreement, except to the extent continuation of health insurance coverage is required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

     This Section 2.7 is not intended to affect, nor does it affect, the rights of Employee, or Employee ' s covered dependents, under any applicable law with respect to health insurance continuation coverage.

     2.8 MITIGATION. Except as otherwise specifically provided herein, Employee shall not be required to mitigate damages or the amount of any payment provided under this Plan Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or by retirement benefits received after the date of the Covered Termination, or otherwise.

     2.9 BASIS OF PAYMENTS. All benefits under this Plan Agreement shall be paid by the Company. This Plan Agreement shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

                                   ARTICLE 3

                    LIMITATIONS AND CONDITIONS ON BENEFITS

     3.1 WITHHOLDING OF TAXES. The Company shall withhold appropriate federal, state or local income and employment taxes from any payments hereunder.

     3.2 EMPLOYEE PLAN AGREEMENT AND RELEASE PRIOR TO RECEIPT OF BENEFITS. Upon the occurrence of a Covered Termination, and prior to the receipt of any benefits under this Plan Agreement on account of the occurrence of a Covered Termination, Employee shall, as of the date of a Covered Termination, execute an employee agreement and release substantially in the form attached hereto as Exhibit B. Such employee agreement and release shall specifically relate to all
---------
of Employee's rights and claims in existence at the time of such execution. In the event Employee does not execute such employee agreement and release within the time period specified in such employee agreement and release or if Employee revokes such employee agreement and release within the revocation period provided in such employee agreement and release, no benefits shall be payable under this Plan Agreement to Employee. In addition, anything contained in
Article 2 to the contrary notwithstanding, no payment of benefits under this Plan Agreement shall be made until such revocation period shall have expired.

     3.3 LIMITS IMPOSED BY APPLICABLE BANKING LAW. Notwithstanding any other provision to the contrary, the Company shall not be obligated under this Plan Agreement to pay any Severance Benefit to the extent that such payment would violate any prohibition or limitation on termination payments under any applicable federal or state statute, rule or regulation promulgated, or effective order issued, by any federal or state regulatory agency having jurisdiction over the Company. Without limiting the foregoing, the Company acknowledges that the Federal Deposit Insurance Corporation (the "FDIC") has issued a regulation that prohibits payment of the Severance Benefit under certain circumstances, unless such payments were approved by the FDIC and any other applicable regulator.

                                   ARTICLE 4

                           OTHER RIGHTS AND BENEFITS

     4.1 NONEXCLUSIVITY. Nothing in the Plan Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Employee may otherwise qualify, nor, except as specifically provided herein, shall anything herein limit or otherwise affect such rights as Employee may have under any stock option or other agreements with the Company. Except as otherwise expressly provided herein, amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Covered Termination shall be payable in accordance with such plan, policy, practice or program.

     4.2 PARACHUTE PAYMENTS. If any amount payable to or other benefit receivable by an Employee pursuant to this Plan Agreement constitutes a Parachute Payment as defined in Section 280G of the Internal Revenue Code (a "Parachute Payment"), alone or when added to any other amount payable or paid to or other benefit receivable or received by the Employee which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Employee of an excise tax under Section 4999 of the Internal Revenue Code (the "Excise Tax"), then, in addition to any other benefits to which the Employee is entitled under this Plan Agreement, the Employee shall be promptly paid by the Company an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any excise taxes, income taxes (determined using the highest possible applicable federal, state and local marginal tax rates) and interest or penalties with respect to such taxes) imposed on the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on all Parachute Payments.

     Determinations under this Section 4.2 shall be made by the Chief Financial Officer of the Company in conjunction with the Company's independent auditors (which auditors served in such capacity immediately prior to the Change in Control). All fees and expenses of the independent auditor shall be borne solely by the Company.

                                   ARTICLE 5

                          NON-ALIENATION OF BENEFITS

     No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so subject a benefit hereunder shall be void.

                                   ARTICLE 6

                                  DEFINITIONS

     For purposes of the Plan Agreement, the following terms shall have the meanings set forth below:

     6.1 "AGREEMENT" OR "PLAN AGREEMENT" means this Change in Control Severance Benefits Plan Agreement.

     6.2 "ANNUAL BASE SALARY" means the amount of compensation provided by the Company to Employee as base salary if the Employee is an exempt, salaried employee according to the Company's personnel records. Such amount shall be determined by annualizing the highest base rate_in effect for Employee at any time immediately prior to, on, or after the date of the Change in Control, exclusive of any bonus or other incentive cash compensation, income from any stock options or other stock awards, supplemental deferred compensation contributions made by the Company, pension or profit sharing contributions or distributions (except as provided below), insurance payments or proceeds, fringe benefits, or other form of additional compensation, but specifically including any amounts withheld from base salary to provide benefits pursuant to Section 125 or 401(k) of the Internal Revenue Code or pursuant to any other plan or program of deferred compensation with respect to elective deferrals of compensation otherwise payable currently.

     6.3 "BONUS" means the Employee's bonus compensation received for the calendar year immediately preceding the Change in Control. For purposes of determining a bonus compensation for the preceding calendar year, the bonus compensation shall be attributable to the year in which the bonus was earned, even though all or part of the bonus may have been actually paid to the Employee in the subsequent year.

     6.4 "CHANGE IN CONTROL" means the consummation of any of the following transactions during the term of this Plan Agreement:

     (a) the Company or Holding Company merges or consolidates with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities ("Voting Securities") of the Company or Holding Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total Voting Securities of the Company or Holding Company, or of such surviving entity, outstanding immediately after such merger or consolidation;

     (b) the Company or Holding Company liquidates or dissolves, or sells, leases, exchanges or otherwise transfers or disposes of all or substantially all of the Company's assets;

     (c) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than
(A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Holding Company, (B) a corporation owned directly or indirectly by the shareholders of Holding Company in substantially the same proportions as their beneficial ownership of stock in Holding Company, or (C) Holding Company (with respect to its ownership of the stock of the Company), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or Holding Company representing fifty percent (50%) or more of the Voting Securities; or

     (d) (A) (1) the shareholders of the Company or the Holding Company, approve a merger or consolidation of the Company or Holding Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of Voting Securities of the Company or Holding Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the total Voting Securities of the Company or Holding Company, or of such surviving entity, outstanding immediately after such merger or consolidation, or (2) any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Holding Company, (b) a corporation owned directly or indirectly by the shareholders of Holding Company in substantially the same proportions as their ownership of stock in Holding Company, or (c) Holding Company (with respect to Holding Company's ownership of the stock of the Company), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or Holding Company representing 25% or more of the Voting Securities of such corporation, and

     (B) within twelve (12) months of the occurrence of such event, a change in the composition of the Board of Directors of the Company or Holding Company occurs as a result of which sixty percent (60%) or fewer of the directors are Incumbent Directors.

     "Incumbent Directors" shall mean directors who either

     (A) are directors of the Company and of the Holding Company as of the date hereof;

     (B) are elected, or nominated for election, to the Board of Directors of the Company and of the Holding Company with the affirmative votes of at least a majority of the directors of the Company or Holding Company who are Incumbent Directors described in (A) above at the time of such election or nomination; or

     (C) are elected, or nominated for election, to the Board of Directors of the Company or the Holding Company with the affirmative votes of at least a majority of the directors of the Company or Holding Company who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination.

     Notwithstanding the foregoing, "Incumbent Directors" shall not include an individual whose election or nomination to the Board of Directors of the Company or Holding Company occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of directors of the Company or Holding Company.

     6.5 "COMPANY" means First Republic Savings Bank, a Nevada corporation, and any successor thereto.

     6.6 "CONSTRUCTIVE TERMINATION" means that the Employee voluntarily terminates his or her employment after any of the following are undertaken without his or her express written consent:

     (a) the material, involuntary reduction in Employee's responsibilities, authorities or functions as an employee of the Company as in effect immediately prior to a Change in Control, except in connection with the termination of Employee's employment for death, disability, retirement or any listed exclusion from the definition of Involuntary Termination;

     (b) a reduction in Employee's Annual Base Salary or Weekly Wage, whichever is applicable, by more than 10%;

     (c) a substantive, material adverse change in the manner in which Employee's bonus is established or determined; or

     (d) a relocation of Employee to a location more than thirty-five (35) miles from the location at which Employee performed Employee's duties prior to a Change in Control, except for required travel by Employee on the Company's business to an extent substantially consistent with Employee's business travel obligations at the time of a Change in Control.

     6.7 "COVERED TERMINATION" means an Involuntary Termination or a Constructive Termination within twelve (12) months following a Change in Control. No other event shall be a Covered Termination for purposes of this Plan Agreement. For example, if Employee's employment terminates, but not due to an Involuntary Termination or a Constructive Termination within twelve (12) months following a Change in Control, or for any reason prior to a Change in Control, or after twelve (12) months or more following a Change in Control, then the termination of employment will not be a Covered Termination and Employee will not be entitled to receive any payments or benefits under Article 2 which are payable with respect to a Covered Termination.

     6.8 "EMPLOYEE" means a person employed as a common law employee with the Company or Holding Company on the date of a Change in Control. For purposes of this Plan Agreement, "Employee" excludes a person in any of the following categories immediately prior to a Change in Control: (a) person whom the Company or Holding Company treats as an independent contractor; (b) an individual serving the Company or Holding Company through an agency, payroll service, sub-contractor or other third party provider; (c) a person who is employed up to a maximum defined term and who is employed without regular employee benefits; (d) a seasonal employee who is employed for less than twelve (12) consecutive months and who is employed without regular employee benefits; (e) an employee on leave of absence after the period of time the Company or Holding Company has committed or is required to return him or her to active employment based on the requirements of law, written policy or Company or Holding Company practice; (f) a part-time hourly employee who works on an unscheduled, on-call basis; and (g) any employee acquired by the Company or Holding Company as a result of a merger or other business combination until the first anniversary date of the acquisition, unless some other date is specified by agreement with the acquired entity.

     6.9 "HOLDING COMPANY" means First Republic Bancorp Inc., a Delaware corporation, and any successor thereto.

     6.10 "INVOLUNTARY TERMINATION" means Employee's dismissal or discharge by the Company (or, if applicable, by the successor entity) for reasons other than one of the following reasons:

     (a) the commission by Employee of an act of deliberately criminal or fraudulent misconduct in the line of duty to the Company or Holding Company (including, but not limited to, fraud, misappropriation, embezzlement or the wilful violation of any material law, rule, regulation, or cease and desist order applicable to Employee, the Company or Holding Company), or a deliberate, wilful breach of a fiduciary duty owed by Employee to the Company or the Holding Company;

     (b) Intentional, continued failure to perform stated duties (including but not limited to chronic absenteeism), gross negligence, or gross incompetence in the performance of stated duties;

     (c) Employee's chronic alcohol or drug abuse that results in a material impairment of Employee's ability to perform his or her duties as an employee of the Company after reasonable accommodation;

     (d) Employee's removal from his or her office with the Company pursuant to an effective order under Section 8(e) of the Federal Deposit Insurance Act 12 U.S.C.(S)1818(e).

     The termination of an Employee's employment will not be deemed to be an "Involuntary Termination" if such termination occurs as a result of the death or disability of Employee.

     6.11 "TOTAL COMPENSATION" means, with respect to salaried, exempt Employee's, the sum of the Employee's Annual Base Salary and the Employee's Bonus (as such terms are defined in this Article 6). "Total Compensation" means with respect to hourly wage, non-exempt Employees the Employee's Weekly Wage.

     6.12 "WEEKLY WAGE" means the amount of compensation provided by the Company to Employee on a weekly basis if Employee is a non-exempt, hourly wage employee according to the Company's personnel records. Such amount shall be determined by multiplying the highest hourly wage in effect for Employee at any time immediately prior to, on, or after the date of Change in Control (exclusive of all other forms of compensation and benefits) by 2080, and by dividing that product by 52.

     6.13 "WELFARE BENEFITS" means benefits providing for coverage or payment in the event of Employee's death, disability, illness or injury that were provided to Employee immediately before a Change in Control, whether taxable or non-taxable and whether funded through insurance or otherwise.

                                   ARTICLE 7

                    TERM OF PLAN AGREEMENT; ADMINISTRATION

     7.1 TERM. This Plan Agreement shall have a term of two (2) years, commencing as of the Effective Date.

     7.2 ADMINISTRATION. The Plan Agreement shall be administered and interpreted by a committee (the "Committee") composed of the three individuals holding the following positions immediately prior to a Change in Control (or at such earlier time that such a decision or interpretation is required to be made): the Executive Vice President/COO, the Senior Vice President/CFO, and the Senior Vice President/General Counsel. The Committee shall have the full and exclusive discretion to interpret and administer the Plan. All actions, interpretations and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

                                   ARTICLE 8

                              GENERAL PROVISIONS

     8.1 EMPLOYMENT STATUS. This Plan Agreement does not constitute a contract of employment or impose on Employee any obligation to remain as an employee, or impose on the Company any obligation (i)to retain Employee as an employee, (ii) to change the status of Employee as an at-will employee, or (iii) to change the Company's policies regarding termination of employment.

     8.2 NOTICES. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its administrative headquarters located at 388 Market Street, San Francisco,
California 94111:   Attention: General Counsel (or to its primary office
location if no longer at the above address), and to Employee at his or her address as listed in the Company's payroll records. Any payments made by the Company to Employee under the terms of this Plan Agreement shall be delivered to Employee either in person or at his or her address as listed in the Company's payroll records.

     8.3 SEVERABILITY. Whenever possible, each provision of this Plan Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     8.4 WAIVER. If either party should waive any breach of any provisions of this Plan Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Plan Agreement.

     8.5 COMPLETE PLAN AGREEMENT. This Plan Agreement, including Exhibits A, B and C, and any other written agreements expressly referred to in this Plan Agreement, constitutes the entire, complete, final, and exclusive embodiment of the agreement with regard to this subject matter.

     8.6 AMENDMENT OR TERMINATION OF PLAN AGREEMENT. This Plan Agreement may be changed or terminated prior to a Change in Control only if such change or termination has been approved by the Company's and Holding Company's Board of Directors (in each case pursuant to which a majority of the Incumbent Directors shall have voted in favor of such approval), and may not be changed or terminated on or after a Change in Control without the written consent of the affected Employee(s).

     8.7 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     8.8 SUCCESSORS AND ASSIGNS. This Plan Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors, assigns, heirs, executors and administrators.

     8.9 ARBITRATION. Any and all disputes or controversies, arising from or regarding the interpretation, performance, enforcement or termination of this Plan Agreement shall be resolved, subject to Section 7.2 hereof, by final and binding arbitration under the procedures set forth in the Arbitration Procedure attached hereto as Exhibit C and the then existing Judicial Arbitration and
                   ---------
Mediation Services, Inc. ("JAMS") Rules of Practice and Procedure or the rules of practice and procedure of any successor entity to JAMS (except insofar as they are inconsistent with the procedures set forth in the enclosed Arbitration Procedure).

     8.10 ATTORNEY FEES. In the event of any arbitration or litigation or any other action or proceeding relating to the interpretation, performance, enforcement or termination of this Plan Agreement, the Company, Holding Company and Employee shall be responsible for its own fees and costs, including reasonable attorneys' fees, incurred as a result of such action or proceeding; provided, however, that if any Employee brings an action or proceeding hereunder in good faith, then the Company or the Holding Company shall reimburse such Employee for his or her fees, costs and reasonable attorneys fees in connection therewith, regardless of the outcome of the proceeding.

     8.11 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Plan Agreement will be governed by the laws of the State of California, except to the extent preempted by federal law.

     8.12 TRANSFER OF SERVICES TO AFFILIATE. This Plan Agreement shall not prohibit the Company, prior to a "Change in Control", from transferring Employee's services to an affiliate of the Company, provided that the rights and obligations of the parties hereto shall not terminate in the event of such transfer, and provided further that the new entity for which Employee is performing services also shall be bound hereby without the need for further written agreement and without release of the Company.

     8.13 NO VIOLATION OF GOVERNING BANKING LAW. Nothing in this Plan Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law, rule, regulation or order. The Company's inability, pursuant to court or regulatory order, to perform its obligations under this Plan Agreement or the modification of this Plan Agreement by the FDIC or other bank regulatory agency through administrative action shall not constitute a breach of this Plan Agreement. Except to the extent provided in
Section 3.3, the provisions of this Plan Agreement shall be severable. If this Plan Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless perform its obligations hereunder to the full extent permitted by any applicable portion of this Plan Agreement that shall not have been invalidated, and the balance of this Plan Agreement not so invalidated shall be enforceable in accordance with its terms.

     8.14 CONSTRUCTION OF PLAN AGREEMENT. In the event of a conflict between the text of the Plan Agreement and any summary, description or other information regarding the Plan Agreement, the text of the Plan Agreement shall control.

     IN WITNESS WHEREOF, the Company has caused this Plan Agreement to be duly adopted as of the Effective Date.

     COMPANY                                 HOLDING COMPANY

     By:   /s/ James H. Herbert, II          By:  /s/ James H. Herbert, II
         ------------------------------           ----------------------------
     Its:  President                         Its: President
         ------------------------------           ----------------------------
     By:   /s/ Katherine August-deWilde      By:  /s/ Katherine August-deWilde
         ------------------------------           ----------------------------
     Its:  Executive Vice President          Its: Executive Vice President
         ------------------------------           ----------------------------

Exhibit A: Severance Benefit Table
Exhibit B: Employee Plan Agreement and Release
Exhibit C: Arbitration Procedure

                                   EXHIBIT A

                            SEVERANCE BENEFIT TABLE

Category           Title or Grade                                     Factor (# of Years)
--------           --------------                                     ------------------
  I.      President/CEO; Executive Vice President/COO; Senior
          Vice President/CFO; Executive Vice President - Nevada;
          Senior Vice President/General Counsel...................           2

  II.     Vice President (other than Vice President - Credit &
          Underwriting)...........................................         1.5*

 III.     Managing Directors - Lending; Regional Savings Managers;
          Director of Loan Administration; Director of Secondary
          Marketing...............................................         1.5*

  IV.     Loan Officers; Savings Branch Managers; Team Processing
          Managers; Loan Originator; Senior Loan Processors;
          Director of Marketing; Treasurer; Manager Loan Closing;
          Savings Operations Manager; Manager, Special Assets;
          Accounting Manager; Assistant Credit Administrator; MIS
          Department Personnel; Senior Credit Officer; Vice
          President - Credit & Underwriting; Senior Consultant;
          Senior Financial Analyst................................           1*

   V.     Other Employees in Exempt Status........................        0.75*

  VI.     Employees in Non Exempt Status..........................  Will receive 4 weeks of Weekly Wage, plus two weeks for every full year with
                                                                    the Company, up to a total maximum of 28
                                                                                         -----
                                                                    weeks of Weekly Wage.*

                                                                    EXAMPLE: Non-exempt Employee who had worked
                                                                    for the Company for 5 full years at the date
                                                                    of a Covered Termination shall receive a
                                                                    Severance Benefit equal to 14 weeks of
                                                                    Weekly Wage.

______________________
 * The factor for any Employee in these categories who has been employed by the Company for less than one year as of the date of a Change in Control shall be reduced in proportion to the percentage of his/her time of employment bears to one year. For this purpose, time of employment shall be based on the number of full months in the Company's employ. EXAMPLE: If an Employee in Category II has been with the Company nine months as of the Change of Control date, his/her severance factor shall be reduced to 1.125 (9 mos. is 75% of 1 yr; 75% of 1.5 = 1.125). The President/CEO and the Executive Vice President/COO each have the authority to waive this factor reduction in their sole and absolute discretion as to any such Employee.

                                  EXHIBIT B.1

                        EMPLOYEE AGREEMENT AND RELEASE



     I hereby release, acquit and forever discharge the First Republic Savings Bank, its parents and subsidiaries (collectively, the "Company"), and their officers, directors, agents, servants, employees, shareholders, attorneys, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification which I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the effective date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company (i) from its obligation to indemnify me pursuant to any Indemnification Agreement between me and the Company which is currently in effect; or (ii) from the Company's obligations as otherwise set forth under the Company's Change in Control Severance Benefits Plan Agreement, the Company's Retention Bonus and Insurance Benefits Plan Agreement, and the generally applicable employee benefit plans, programs and arrangements of the Company.

     In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.


     I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE FOREGOING AGREEMENT.

                                      By:____________________________________
                                             [Employee Name]

                                      Date:____________________________, 199_



                        [FOR PARTICIPANTS UNDER AGE 40]

                                  EXHIBIT B.2

                        EMPLOYEE AGREEMENT AND RELEASE

     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against First Republic Savings Bank, its parents and subsidiaries (collectively the "Company").

     I hereby release, acquit and forever discharge the Company, and their officers, directors, agents, servants, employees, shareholders, attorneys, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the effective date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company (i) from its obligation to indemnify me pursuant to any Indemnification Agreement between me and the Company which is currently in effect; or (ii) from the Company's obligations as otherwise set forth under the Company's Change in Control Severance Benefits Plan Agreement, the Company's Retention Bonus and Insurance Benefits Plan Agreement, and the generally applicable employee benefit plans, programs and arrangements of the Company.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the effective date of this Agreement; (B) I should consult with an attorney prior to executing this Agreement; (C) I have [TWENTY-ONE (21)] [INSERT OTHER PERIOD OF TIME IF APPROPRIATE] days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (D) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (E) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me.

     I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE FOREGOING AGREEMENT.

                                      By:____________________________________
                                             [Employee Name]

                                      Date:____________________________, 199_


                  [FOR PARTICIPANTS WHO ARE AGE 40 AND OLDER]

                                   EXHIBIT C

                             ARBITRATION PROCEDURE


     1. The parties agree that any dispute that arises in connection with the payment of benefits under this Plan Agreement or the termination of this Plan Agreement shall be resolved by binding arbitration in the manner described below.

     2. A party intending to seek resolution of any dispute under the Plan Agreement by arbitration shall provide a written demand for arbitration to the other party, which demand shall contain a brief statement of the issues to be resolved.

     3. The arbitration shall be conducted in San Francisco County, California by a mutually acceptable retired judge from the panel of Judicial Arbitration and Mediation Services, Inc. or any entity performing the same type of services that succeeds to its business ("JAMS"). At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no such use of such information except for the purposes of the arbitration, unless compelled by legal process.

     4. The arbitrator is required to disclose any circumstances that might preclude the arbitrator from rendering an objective and impartial determination. In the event the parties cannot mutually agree upon the selection of a JAMS arbitrator, the President of JAMS shall designate the arbitrator.

     5. The party demanding arbitration shall promptly request that JAMS conduct a scheduling conference with fifteen (15) days of the date of that party's written demand for arbitration or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within thirty (30) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar.

     6. Discovery shall be conducted as follows: (a) prior to the arbitration any party may make a written demand for lists of the witnesses to be called and the documents to be introduced at the hearing; (b) the lists must be served within fifteen (15) days of the date of receipt of the demand, or one day prior to the arbitration, whichever is earlier; and (c) each party may take no more than two depositions (pursuant to the procedures set forth in the California Code of Civil Procedure) with a maximum of five hours of examination time per deposition, and no other form of pre-arbitration discovery shall be permitted.

     7. It is the intent of the parties that the Federal Arbitration Act ("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event the California Arbitration Act ("CAA") shall apply.

     8. Except to the extent preempted by federal law, the arbitrator shall apply California law, including the California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of Company property. The arbitrator shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).